FOR IMMEDIATE RELEASE

                 AUDIOVOX CORPORATION REPORTS FIRST QUARTER 2003

     o    Q1 '03 Net  Income  of $1.2  million  vs.  Q1 '02 Net  Loss of  ($5.3)
          million
     o    Company sets conference call for June 9, 2003 at 10:00 AM
     o    Annual meeting set for July 24, 2003

Hauppauge, NY, June 6, 2003 . . . Audiovox Corporation (Nasdaq: VOXXE) today announced that it has filed its Form 10-Q for the three months ended February 28, 2003 with the Securities and Exchange Commission (SEC). The Company will discuss these results during the previously scheduled conference call on June 9, 2003 at 10:00 AM (EST). The Company intends to request that Nasdaq remove the "E" on its trading symbol, subject to Nasdaq's requirement that the Company file its Form 10-Q for the quarter ended May 31, 2003 on or before July 15, 2003.

Net sales for the first quarter of fiscal 2003 were $296.8 million vs. $184.3 million in the first quarter 2002. Net sales for the first quarter of fiscal 2003 for Audiovox Communications Corp (ACC) were $216.6 million vs. $113.0 million for the first quarter of 2002. ACC sold 1.2 million total units at an average selling price of $171 during the first quarter of 2003. Fiscal first quarter net sales for Audiovox Electronics Corp. (AEC) were $80.3 million vs. net sales of $71.3 million in the first quarter of 2002.

Net income and income per common share for the quarter were $1.2 million or $0.06 per share basic and $0.05 diluted compared to a net loss of ($5.3) million or ($0.24) per share basic and diluted in the first quarter 2002.

John J. Shalam, Chairman commented on the quarter's results, "I am pleased to report that sales in both our operating subsidiaries increased during the first quarter and the company returned to profitability. In wireless, the market began to show some improvement as products with new consumer friendly features began delivery. The CDM 9500, 9155 and 8500 with their higher selling prices all contributed to the increase in our performance. In our electronics group new products in the mobile video category fueled growth. Two days ago, we announced the acquisition of Recoton's audio assets, which we believe will add to our market share as we leverage the well known Jensen, Acoustic Research and Advent brands to increase sales and penetration." Shalam further stated, "Our balance sheet remains strong and inventories are at acceptable levels. The economy is showing modest signs of improvement and provided that continues, we believe we have the right products, pricing and brands to achieve our sales and profit goals.

The Company's cash position as of February 28, 2003 was $43 million. In addition as of February 28, 2003, the Company had no direct borrowings under its main bank facility. The Company has


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Audiovox Corporation Reports Fiscal First Quarter 2003
Page 2 of 4


requested waivers from its bank group on covenant violations related to income tests for all of fiscal 2002 and timely delivery of financial statements for the year ended November 30, 2002 and the quarter ended February 28, 2003.

Operating Expenses

Operating expenses increased $2,061 to $21,007 for the three months ended February 28, 2003, compared to $18,946 in 2002. As a percentage of net sales, operating expenses decreased to 7.1% for the three months ended February 28, 2003 from 10.3% in 2002. Major components of the increase in operating expenses were salaries due to Code Systems, Inc. and increased insurance and advertising expenses, particularly the general liability insurance. This increase in operating expenses was partially offset by reductions in other expenses. Operating income for the three months ended February 28, 2003 was $4.5 million compared to operating loss of $5.2 million in 2002.

Balance Sheet-Selected Items

Accounts receivable as of February 28, 2003 were $105.3 million. Inventory as of February 28, 2003 was $214.0 million with ACC inventory levels at $124.0 million and AEC inventory levels at $89.8 million. The Company's shareholder equity was $311.6 million as of February 28, 2003.


Conference Call

Audiovox Corporation will be hosting a results conference call on June 9, 2003 at 10:00 a.m. (EDT). Interested parties may participate in a listen-only mode via a real-time web cast by visiting the Company's web site http://www.audiovox.com.

Audiovox Corporation is an international leader in the marketing of cellular telephones, mobile security and entertainment systems, and consumer electronics products. The Company conducts its business through two subsidiaries and markets its products both domestically and internationally under its own brands. It also functions as an OEM (Original Equipment Manufacturer) supplier to several customers. For additional information, please visit Audiovox on the Web at http://www.audiovox.com.

Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the company assumes no responsibility to update any such forward-looking statement. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to: risks that may result from our ability to keep pace with technological advances; significant competition in the wireless, mobile and consumer electronics businesses; quality and consumer acceptance of newly introduced products; our relationships with key suppliers and customers;


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Audiovox Corporation Reports Fiscal First Quarter 2003
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market  volatility;  non-availability  of product;  excess inventory;  price and product competition; new product introductions; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against Audiovox and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the factors set forth herein, are detailed in the Company's Form 10-K for the fiscal fourth quarter and year ended November 30, 2002 and its Form 10-Q for the three months ended February 28, 2003.

  Company Contacts:

  C. Michael Stoehr                      Glenn Wiener
  SVP and CFO                            Investor and Financial Media Relations
  (631) 231-7750                         (212) 786-6011 or GWIENER@GWCCO.COM


                              -- Table To Follow -




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Audiovox Corporation Reports Fiscal First Quarter 2003
Page 4 of 4


                                               AUDIOVOX CORPORATION AND SUBSIDIARIES
                                               Consolidated Statements of Operations
                                 For the Three Months Ended February 28, 2002 and February 28, 2003
                                           (In thousands, except share and per share data)
                                                            (unaudited)


                                                                                                Three Months Ended
                                                                                             February 28,   February 28,
                                                                                                2002             2003
                                                                                            ------------    ------------
                                                                                             As Restated
                                                                                             See Note 2

   Net sales                                                                                $    184,269    $    296,818
   Cost of sales                                                                                 170,546         271,350
                                                                                            ------------    ------------
   Gross profit                                                                                   13,723          25,468
                                                                                            ------------    ------------

   Operating expenses:
      Selling                                                                                      6,751           7,303
      General and administrative                                                                  11,053          12,305
      Warehousing and technical support                                                            1,142           1,399
                                                                                            ------------    ------------
          Total operating expenses                                                                18,946          21,007
                                                                                            ------------    ------------

   Operating income (loss)                                                                        (5,223)          4,461
                                                                                            ------------    ------------

   Other income (expense):
      Interest and bank charges                                                                     (963)         (1,105)
      Equity in income of equity investments                                                         304             371
      Other, net                                                                                  (1,672)         (1,099)
                                                                                            ------------    ------------
          Total other income (expense), net                                                       (2,331)         (1,833)
                                                                                            ------------    ------------

   Income (loss)  before provision for (recovery of)  income taxes, minority interest and
      cumulative effect of a change in accounting for negative goodwill                           (7,554)          2,628
   Provision for (recovery of) income taxes                                                       (1,500)          1,040
   Minority interest                                                                                 557            (380)
                                                                                            ------------    ------------
   Income (loss) before cumulative effect of a change in accounting for negative goodwill         (5,497)          1,208
   Cumulative effect of a change in accounting for negative goodwill                                 240            --
                                                                                            ------------    ------------
   Net income (loss)                                                                        $     (5,257)   $      1,208
                                                                                            ============    ============

   Net income (loss) per common share (basic):
       Income (loss) before cumulative effect of a change in accounting for
   negative goodwill                                                                        $      (0.25)   $       0.06
      Cumulative effect of a change in accounting for negative goodwill                             0.01            --
                                                                                            ------------    ------------
   Net income (loss) per common share                                                       $      (0.24)   $       0.06
                                                                                            ============    ============

   Net income (loss) per common share (diluted)
      Income (loss) before cumulative effect of a change in accounting  for negative
          goodwill                                                                          $      (0.25)   $       0.05
      Cumulative effect of a change in accounting for negative goodwill                             0.01            --
                                                                                            ------------    ------------
   Net income (loss) per common share                                                       $      (0.24)   $       0.05
                                                                                            ============    ============

   Weighted average number of common shares outstanding:
        Basic                                                                                 21,967,263      21,830,480
                                                                                            ============    ============
        Diluted                                                                               21,967,263      22,021,548
                                                                                            ============    ============